Exhibit 23.1

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 1 to Registration Statement Form S-3 No. 333-06467 and related Prospectus of WesBanco, Inc. for the registration of 550,000 additional shares of its common stock and to the incorporation by reference therein of our report dated January 27, 1999, with respect to the consolidated financial statements of WesBanco, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.




                              /s/ Ernst & Young LLP

Pittsburgh, Pennsylvania

September 17, 1999





                                      II-9